EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)__

                     -------------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                  36-0899825
                                                            (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                     60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                     -------------------------------------

                           FLEET FINANCIAL GROUP, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

RHODE ISLAND                                     05-0341324
(STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


ONE FEDERAL STREET
BOSTON, MASSACHUSETTS                                                     02211
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  -------------------
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  ------------------------------
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16.          LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                  -----------------
                  PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 24th day of January, 1996.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE,

                      BY            /S/ JOHN R. PRENDIVILLE
                                    JOHN R. PRENDIVILLE
                                    VICE PRESIDENT


* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

                                                                     EXHIBIT (6)






                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       January 24, 1996




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Fleet Financial Group. Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    BY:     /S/ JOHN R. PRENDIVILLE
                                            JOHN R. PRENDIVILLE
                                            VICE PRESIDENT

                                                              EXHIBIT (7)

Legal Title of Bank:  The First National Bank of Chicago      Call Date:  09/30/95  ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Suite 0460                                          Page RC-1
City, State  Zip:     Chicago, IL  60670-0460
FDIC Certificate No.: 0/3/6/1/8
                      ---------


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                DOLLAR AMOUNTS IN                    C400         <-
                                                                                                                  --------        --
                                                                                   THOUSANDS         RCFD       BIL MIL THOU
                                                                                   ---------         ----       ------------



ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) .................                       0081     3,444,194         1.a.
    b. Interest-bearing balances(2) ..........................................                       0071     9,033,869         1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .............                       1754       261,869         2.a.
    b. Available-for-sale securities
      (from Schedule RC-B, column D) .........................................                       1773       542,724         2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold ....................................................                       0276     3,604,442         3.a.
    b. Securities purchased under agreements to resell .......................                       0277       772,500         3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) ....................................................................  RCFD 2122 16,414,211                            4.a.
    b. LESS: Allowance for loan and lease losses .............................  RCFD 3123    355,947                            4.b.
    c. LESS: Allocated transfer risk reserve .................................  RCFD 3128       0                               4.c.
    d. Loans and leases, net of unearned income, allowance, and
    reserve (item 4.a minus 4.b and 4.c) .....................................                       2125    16,058,264         4.d.
5.  Assets held in trading accounts ..........................................                       3545    14,146,146         5.
6.  Premises and fixed assets (including capitalized leases) .................                       2145       597,955         6.
7.  Other real estate owned (from Schedule RC-M) .............................                       2150        10,020         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ...........................................                       2130        40,104         8.
9.  Customers' liability to this bank on acceptances
    outstanding ..............................................................                       2155       573,623         9.
10. Intangible assets (from Schedule RC-M) ...................................                       2143       105,787         10.
11. Other assets (from Schedule RC-F) ........................................                       2160     1,454,689         11.
12. Total assets (sum of items 1 through 11) .................................                       2170    50,646,186         12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:       The First National Bank of Chicago       Call Date:  09/30/95 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Suite 0460                                          Page RC-2
City, State  Zip:          Chicago, IL  60670-0460
FDIC Certificate No.:      0/3/6/1/8
                           ---------

SCHEDULE RC-CONTINUED

                                                                       DOLLAR AMOUNTS IN
                                                                           Thousands           BIL MIL THOU
                                                                           ---------           ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) ...................................     RCON 2200      14,549,199            13.a.
       (1) Noninterest-bearing(1) ....................................     RCON 6631       5,715,480            13.a.(1)
       (2) Interest-bearing ..........................................     RCON 6636       8,833,719            13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II) ........................     RCFN 2200      13,281,870            13.b.
       (1) Noninterest bearing .......................................     RCFN 6631         435,273            13.b.(1)
       (2) Interest-bearing ..........................................     RCFN 6636      12,846,597            13.b.(2)
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of
    the bank and of its Edge and Agreement subsidiaries,
    and in IBFs:
    a. Federal funds purchased .......................................     RCFD 0278       4,108,510            14.a.
    b. Securities sold under agreements to repurchase ................     RCFD 0279       1,405,589            14.b.
15. a. Demand notes issued to the U.S. Treasury ......................     RCON 2840          98,343            15.a.
    b. Trading Liabilities ...........................................     RCFD 3548       8,276,459            15.b.
16. Other borrowed money:
    a. With original maturity of one year or less ....................     RCFD 2332       2,290,279            16.a.
    b. With original  maturity of more than one year .................     RCFD 2333         549,433            16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases ...........................................................     RCFD 2910         280,522            17.
18. Bank's liability on acceptance executed and outstanding ..........     RCFD 2920         573,623            18.
19. Subordinated notes and debentures ................................     RCFD 3200       1,225,000            19.
20. Other liabilities (from Schedule RC-G) ...........................     RCFD 2930         907,545            20.
21. Total liabilities (sum of items 13 through 20) ...................     RCFD 2948      47,546,372            21.
22. Limited-Life preferred stock and related surplus .................     RCFD 3282               0            22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ....................     RCFD 3838               0            23.
24. Common stock .....................................................     RCFD 3230         200,858            24.
25. Surplus (exclude all surplus related to preferred stock) .........     RCFD 3839       2,317,534            25.
26. a. Undivided profits and capital reserves ........................     RCFD 3632         582,210            26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities ..............................     RCFD 8434            (806)           26.b.
27. Cumulative foreign currency translation adjustments ..............     RCFD 3284              18            27.
28. Total equity capital (sum of items 23 through 27) ................     RCFD 3210       3,099,814            28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ............................     RCFD 3300      50,646,186            29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external


                                                          Number

                                                   -------------
     auditors as of any date during 1993.......... RCFD 6724 N/A         M.1.
                                                   -------------

1 = Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank       authority)
2 = Independent audit of the bank's parent holding company      5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing        auditors
    standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company            auditors
    (but not on the bank separately)                            7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                 2